Exhibit 1.1

Execution Version

Warrant to Purchase 8,416,814 Shares

KEMET Corporation

Common Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

September 6, 2017

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

K Equity, LLC, a Delaware limited liability company (“K Equity”), proposes to sell to you (the “Underwriter”) the immediately exercisable Warrant (as defined below) to acquire 8,416,814 shares of Common Stock.

As described in the Prospectus (defined below), on June 30, 2009, KEMET Corporation, a Delaware corporation (the “Company”) issued to K Financing, LLC, a Delaware limited liability company (“K Financing”), a warrant (the “Original Platinum Warrant”) to purchase up to 26,848,484 shares of Common Stock (subject to certain adjustments). In connection with the issuance of the Original Platinum Warrant, the Company also entered into an Investor Rights Agreement, dated June 30, 2009 (the “Investor Rights Agreement”) with K Financing. K Financing was subsequently merged with and into K Equity. In December 2010, K Equity sold a portion of the Original Platinum Warrant representing 10,893,608 shares of Common Stock, which was exercised on a net exercise basis, and the resulting 10,000,000 shares of Common Stock were sold by underwriters in an offering. Upon such sale, K Equity was issued a new warrant (the “Second Platinum Warrant”) to purchase up to 15,954,876 shares of Common Stock (subject to certain adjustments).  In May 2011, K Equity sold a portion of the Second Platinum Warrant representing 7,538,062 shares of Common Stock, which was exercised on a net exercise basis, and the resulting 7,000,000 shares of Common Stock were sold by an underwriter in an offering.  Upon such sale, K Equity was issued a new warrant (the “Warrant”) to purchase up to 8,416,814 shares of common stock, $0.01 par value (the “Common Stock”), of the Company (subject to certain adjustments) at an exercise price of $1.04999 per share (subject to certain adjustments).

Subject to the terms and conditions set forth in this Equity Underwriting Agreement (this “Agreement”), (i) the Underwriter will acquire the Warrant from K Equity, (ii) thereafter the Underwriter will exercise the Warrant in full on a “cash exercise” basis as provided in the Warrant (and as a result the Company will receive the exercise price of $1.04999 per share and issue 8,416,814 shares of Common Stock to the Underwriter (the 8,416,814 shares to be issued upon such exercise, the “Shares”)) and (iii) thereafter the Underwriter will sell the Shares to investors.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

Section 1.                                           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND K EQUITY

(a)                                 The Company represents and warrants to, and agrees with the Underwriter as follows:

(i)

A registration statement on Form S-3 (File No. 333-219371) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission.  The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3.  Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, as amended on each effective date, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below.  The Registration Statement has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Base Prospectus” means the base prospectus included in the Registration Statement as of the Applicable Time (defined below).  “Preliminary Prospectus” means any prospectus supplement to the Base Prospectus which is used prior to the filing of the final Prospectus pursuant to Rule 424(b), together with the Base Prospectus.  “Prospectus” means the form of prospectus supplement relating to the Shares that is first filed with the Commission pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.  Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the exhibits and financial statements thereto and any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriter.

(ii)

As of the Applicable Time (as defined below) and as of the Closing Date (as defined below), neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter or by or on behalf of K Equity, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:25 p.m. (New York time) on September 6, 2017 or such other time as agreed to in writing by the Company, K Equity and the Underwriter.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule I to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, together with the Base Prospectus, including any document incorporated by reference therein.

(iii)

Each of the Company and each of the “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. The Company and each Subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, in the case of the Subsidiaries, for such jurisdictions where the failure to so qualify or to be in good standing would not reasonably be expected to individually or in the aggregate, result in a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (the occurrence of any such event being referred to as a “Material Adverse Effect”).  All of the issued and outstanding capital stock or other ownership interest of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not result in a Material Adverse Effect.  Other than as described in the Registration Statement, the General Disclosure Package and the Prospectus with respect to the Company’s option or incentive plans (including issuances under such plans and conversions and exercises of outstanding awards thereunder), no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. The Company does not own or control, directly or indirectly, any corporation, association or other entity not listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 that is required to be so listed under the Rules and Regulations of the Commission.

(iv)

The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Shares have been duly authorized and reserved for issuance and, when issued and delivered by the Company in accordance with the terms of the Warrant upon receipt of the exercise price therefor, will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock will not be subject to any preemptive rights, rights of first refusal or similar rights, and will be free and clear of any liens, encumbrances, equities and claims.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(v)	The Warrant has been duly authorized and validly issued and the Warrant is not and will not be subject to any preemptive rights, rights of first refusal or similar rights. The

Warrant, when issued to the Underwriter as contemplated herein, will be duly executed and delivered by the Company and constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms. The sale of the Warrant, if sold in accordance with the terms thereof, to the Underwriter pursuant to the terms of this Agreement does not violate any provision of the Warrant, and upon such sale, the Warrant will be fully and immediately exercisable by the Underwriter and otherwise enforceable against the Company in accordance with their terms.

(vi)

The Warrant and the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents.  Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, there has not been any material change in the capital stock or long-term debt of the Company, or any declaration or payment of any dividend or any other distribution in respect of the Company’s capital stock.

(vii)

The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Registration Statement as of each effective date thereof and the date hereof, and the Prospectus as of the date thereof and the date hereof, complied, and any amendments and supplements to the foregoing as of their effective dates will comply, in all material respects with the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the Act, as applicable, and the rules and regulations of the Commission thereunder.  The Registration Statement and any post-effective amendment thereto as of each effective date thereof and the date hereof, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments and supplements thereto as of the dates thereof and at the date hereof did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter or by or on behalf of K Equity, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(viii)

Each Issuer Free Writing Prospectus, as of its issue date and the Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter or on behalf of

K Equity, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(ix)

The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.  The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(x)

(i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for the purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(xi)

The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting as applied in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and regulations applicable thereto.

(xii)

Each of Ernst & Young LLP, which expressed its opinion with respect to the Company’s audited consolidated financial statements (which term as used in this Agreement includes the related notes thereto) as of March 31, 2017 and 2016 and for the three years in the period ended March 31, 2017, and Ernst & Young ShinNihon LLC, which expressed its opinion with respect to the audited consolidated financial statements (which term as used in this Agreement includes the related notes thereto) of TOKIN Corporation as of March 31, 2017 and 2016 and for the three years in the period ended March 31, 2017, in each case filed with the Commission and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company (in the case of Ernst & Young LLP) or TOKIN Corporation (in the case of Ernst & Young ShinNihon LLC), as required by the Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (United States).

(xiii)

Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in its internal control over financial reporting and (ii) no change in internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xiv)

There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Section 302 and 906 related to certifications.

(xv)

Except as otherwise disclosed in the Registration Statement, General Disclosure Package and the Prospectus, there are no pending or, to the best of the Company’s knowledge, threatened legal or governmental actions, suits or proceedings that (i) are against the Company or any of its Subsidiaries or (ii) have as the subject thereof any property owned or leased by the Company or any of its Subsidiaries and that, in either case, if determined adversely to the Company or any of its Subsidiaries, would result in a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

(xvi)

The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.  The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus except as would not reasonably be expected to have a Material Adverse Effect.

(xvii)

The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and (i) are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP or (ii) where the failure to make such filings or payment would not, individually or in the aggregate, result in a Material Adverse Effect.  All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.  Except as would not, individually or in the aggregate, result in a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Subsidiaries or any of their respective properties or assets.

(xviii)

Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any development that has had or that would be reasonably expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.  The Company and the Subsidiaries have no material contingent obligations that are required to be disclosed in the Company’s financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, but are not so disclosed.

(xix)

Neither the Company nor any of its Subsidiaries is (i) in violation of its charter, bylaws, limited liability company agreement or other constitutive document, as applicable, or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the agreements filed as exhibits to the Company’s periodic reports filed with the Commission under the Exchange Act) or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company’s execution, delivery and/or performance of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws, limited liability company agreement or other constitutive document of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except, in the case of this clause (ii), for such conflicts, breaches, Defaults or Debt Repayment Triggering Events, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary, except, in the case of this clause (iii), for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xx)

The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(xxi)

Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriter under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(xxii)	The Company and each of the Subsidiaries hold all material licenses, certificates, authorizations and permits from governmental authorities which are necessary to the conduct of their businesses, except where the failure to so hold such licenses, certificates and permits would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii)

The Company and the Subsidiaries each own or possess adequate right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business, except where the failure to so own or possess would not, individually or in the aggregate, result in a Material Adverse Effect, and the conduct of their respective businesses will not, in any material respect, violate, infringe or conflict with any Intellectual Property rights of others.  Neither the Company nor any of the Subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict would result in a Material Adverse Effect.

(xxiv)

Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(xxv)

Neither the Company nor any Subsidiary is or, after giving effect to the exercise of the Warrant contemplated hereby, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(xxvi)

Each of the Company and the Subsidiaries is insured by reputable insurers with policies in such amounts and with such deductibles and covering such risks as the Company considers adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes.  The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  During the previous five fiscal years, neither the Company nor any Subsidiary has been denied any material insurance coverage which it has sought or for which it has applied.

(xxvii)

The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxviii)

The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure under the Exchange Act with respect to such reports.

(xxix)

The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes to be reliable and accurate in all material respects, and such data agree with the sources from which they are derived.

(xxx)

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements (including without limitation, those of Title 18 U.S. Code section 1956 and 1957 and the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended) and money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries, and any international anti-money laundering guidelines, principles or procedures issued by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, and any Executive Order, directive, or regulation pursuant to the authority or to the enforcement of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi)

Neither the Company nor any of its subsidiaries, nor any director, officer, agent, affiliate, or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company or its subsidiaries any other person associated with or acting on behalf of the Company or any of its subsidiaries, or benefiting in any capacity in connection with this Agreement, is currently the subject or the target of any sanctions administered or imposed by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any governmental body to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”), nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, Burma (Myanmar), Cuba, Iran, North Korea, Sudan and Syria); nor is designated as a ‘specially designated national’ or a ‘blocked person’ by the U.S. Government. Neither the Company nor any of its subsidiaries have engaged in during the past five years, are now engaged in, or will engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxii)

Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense related to political activity; (ii) has made, taken or will take any action to further or facilitate any offer, payment, gift, promise to pay, or any offer, gift or promise of anything else of value, directly or indirectly, to any person knowing that all or a portion of the payment will be offered, given or promised to anyone to unlawfully influence official action, to unlawfully obtain or retain business for the Company or its subsidiaries, or to secure an unlawful advantage for the Company or its subsidiaries; (iii) has made, offered, taken, or will make, offer or take any act in furtherance of any unlawful bribe, rebate, payoff, influence payment, property, gift or kickback or other unlawful payment; or (iv) has taken, or will take, any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. The Company, its subsidiaries and their affiliates have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained in this subsection.

(xxxiii)	None of the information on (or hyperlinked from) the Company’s website at www.kemet.com includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Act.

(xxxiv)

Except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(xxxv)

Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company and its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with the applicable provisions of ERISA, (B) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to ERISA and established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, (C) no “single-employer plan” (as defined in Section 4001 of ERISA) that is subject to ERISA and established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), (D) none of the Company, its subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975, 4980B or 4980D of the Code and (E) each “employee benefit plan” established or maintained by the Company or its subsidiaries that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b) or (c) of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) or, solely for purposes of Sections 302 of ERISA and 412 of the Code,

Sections 414 (m) or (o) of the Code, of which the Company or such subsidiary is a member. Neither the Company nor any of its subsidiaries is (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such employee benefit plan, plan or account.

(xxxvi)

Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of the Subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of the Subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(xxxvii)

To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxviii)	The Shares have been approved for listing, subject to notice of issuance, on the New York Stock Exchange.

(xxxix)

Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:  (i) each of the Company and the Subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals required by Environmental Laws, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or the Subsidiaries required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of the Subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of the Subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of the Subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of the Subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of the Subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, or to the knowledge of the Company, operated or leased by the Company or any of the Subsidiaries; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of the Subsidiaries, including without limitation, any such liability which the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement:

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or protection of human health from exposure to Materials of Environmental Concern, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern.

“Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, that is regulated under or which can give rise to liability under any Environmental Law.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(xl)	The Common Stock is listed on the New York Stock Exchange.

(b)                                 K Equity represents and warrants to, and agrees with, the Underwriter and, with respect to clauses (v) and (viii) below, the Company, as follows:

(i)	K Equity has been duly organized and is validly existing as a limited liability company in good standing under the laws of Delaware.

(ii)

K Equity now has and at the Closing Date will have good and marketable title to the Warrant to be sold by K Equity, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of the Warrant; upon the delivery of, against payment for, the Warrant pursuant to this Agreement, the Underwriter will acquire good and marketable title to the Warrant on the Closing Date, free and clear of any liens, encumbrances, equities and claims; and upon exercise of the Warrant, the Underwriter will acquire good and marketable title to the Shares, free and clear of any liens, encumbrances, equities and claims resulting from any actions, omissions, instruments, agreements, arrangements or understandings of K Equity or any of its affiliates or representatives with any other person or entity.

(iii)

K Equity has full right, power and authority to execute and deliver this Agreement, and to perform its obligations under such Agreements.  This Agreement has been duly authorized, executed and delivered by K Equity.  The execution and delivery of this Agreement and the consummation by K Equity of the transactions herein contemplated and the fulfillment by K Equity of the terms hereof (x) will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and (y) will not result in a breach of any of the terms and provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which K Equity is a party, or of any order, rule or regulation applicable to K Equity of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over K Equity or the property or assets of K Equity, or (ii) any organizational documents of K Equity, except, in the case of clauses (x) and (y)(i) as would not, individually or in the aggregate, preclude or impede K Equity from performing its obligations under this Agreement.

(iv)

K Equity has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, K Equity will not distribute any prospectus or other offering material in connection with the offering of the Shares without the prior written consent of the Underwriter.

(v)

K Equity is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and is not aware of any untrue statement of a material fact in or omission of a material fact from the Registration Statement, the General Disclosure Package or the Prospectus required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and K Equity has no knowledge of any material fact, condition or information not disclosed in the Disclosure Package and the Final Prospectus which has adversely affected or may adversely affect the business of the Company or any of its Subsidiaries and is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; provided, however, that K Equity has not made any independent investigation of the foregoing.  The sale of the Warrant by K Equity pursuant hereto and the other transactions contemplated hereby are not prompted by any material information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein.  The information pertaining to K Equity set forth in “Selling Securityholder” is complete and accurate in all material respects.

(vi)

No consent, approval or waiver is required under any instrument or agreement to which K Equity is a party or by which K Equity is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriter of any of the Warrant which may be sold by K Equity under this Agreement or the consummation by K Equity of any of the other transactions contemplated hereby.

(vii)

To K Equity’s knowledge, there are no affiliations or associations between any member of FINRA and any of K Equity’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(viii)

K Equity has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus” as defined in Rule 405 under the Act and has not distributed any written materials in connection with the offer or sale of the Shares.

(ix)

Neither K Equity, nor any of its subsidiaries, any director, officer or employee thereof, or, to K Equity’s knowledge, any agent, affiliate or representative of K Equity or any of its subsidiaries, is a Person that is, or is owned or controlled by a Person that is currently subject to any U.S. sanctions administered by or imposed by OFAC or other economic sanctions; and K Equity will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered or imposed by OFAC or other economic sanctions.

(x)

Neither K Equity, nor, to K Equity’s knowledge, any director, officer, employee, agent or other affiliate or other person associated with or acting on behalf of K Equity, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention, the FCPA or any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency.

(xi)

The operations of K Equity and its subsidiaries are and have been conducted at all times in compliance with Anti-Money Laundering Laws (to the extent applicable to K Equity and its subsidiaries), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving K Equity, any director, officer, employee, agent or other affiliate or other person associated with or acting on behalf of K Equity with respect to the Anti-Money Laundering Laws is pending or, to K Equity’s knowledge, threatened.

(xii)

K Equity is not (A) an employee benefit plan subject to Title I of ERISA, (B) a plan or account subject to Section 4975 of the Code, or (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2.                                      PURCHASE, SALE AND DELIVERY OF THE WARRANT.

(a)                                 On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, K Equity agrees to sell to the Underwriter and the Underwriter agrees to purchase the Warrant, at a price of $20.52 per each of the 8,416,814 Shares underlying the Warrant which price, for the avoidance of doubt, excludes the Per Share Exercise Price (as defined below) to be paid by the Underwriter.

(b)                                 Payment for the Warrant to be sold hereunder is to be made by wire transfer of Federal (same day) funds to an account designated by K Equity against delivery of the Warrant to the Underwriter by no later than 10:00 a.m., New York time, on the Closing Date (as defined below).  For the purposes of this Agreement, the term “Closing Date” shall mean the second business day (or third business day, if the pricing of the public offering of the Shares occurs after 4:30 p.m. New York time) after the date of this Agreement or at such other time and date not later than five business days thereafter as you, K Equity and the Company shall agree upon.  (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

(c)                                  The Underwriter shall exercise the Warrant in full on a “cash exercise” basis promptly following its acquisition from K Equity by transmitting to the Company by wire transfer of Federal (same day) funds the amount of $8,837,570.54 (the “Aggregate Exercise Price”) ($1.04999 per share, the “Per Share Exercise Price”) to an account designated by the Company no later than 10:00 a.m., New York time, on the Closing Date (as defined below).  Upon such exercise of the Warrant by the Underwriter, the Company will promptly deliver the Shares to the Underwriter, through the facilities of The Depository Trust Company to the account or accounts designated by the Underwriter sufficiently in advance to enable the Underwriter to deliver the Shares to investors on the Closing Date.  The Underwriter agrees that the Warrant shall only be exercised in full and on the “cash exercise” basis provided in the Warrant.

(d)                                 The Warrant will be delivered to the Underwriter on the Closing Date in PDF or facsimile format directly by the Company upon written instruction of K Equity and will be in the name of the Underwriter set forth herein.  The Company shall cooperate with K Equity and the Underwriter in good faith to timely facilitate (i) the delivery of the Warrant to the Underwriter by no later than 10:00 a.m., New York time on the Closing Date as contemplated hereby, and (ii) the subsequent exercise of the Warrant by the Underwriter as contemplated hereby.  The Company hereby waives any requirement in the Warrant concerning the transfer or assignment of the Warrant by K Equity to the Underwriter including, without limitation, the delivery of a legal opinion in connection therewith, and any other administrative or similar requirements in the Warrant otherwise inconsistent with the delivery of the Warrant to the Underwriter, as contemplated by this Agreement.  The Company also agrees that upon delivery of the Warrant in accordance with Section 2(b) hereof and payment and delivery of the Aggregate Exercise Price to the Company in accordance with Section 2(c) hereof, the Company shall be deemed to have waived any requirement that the Underwriter deliver a subscription notice in accordance with Section 2(a) of the Warrant, as applicable, and shall deem the Warrant to have been exercised, subject to the terms and conditions of this Agreement, by the Underwriter, upon the receipt thereof. For the avoidance of doubt, the parties hereto acknowledge that the exercise price per Share pursuant to the Warrant is $1.04999 per Share as of the date hereof, reflecting the full extent of adjustments pursuant to Section 8 of the Warrant and the reverse stock split effected by the Company on November 8, 2010.

3.                                      OFFERING BY THE UNDERWRITER.

It is understood that the Underwriter is to make a public offering of the Shares as soon as it deems it advisable to do so.  The Shares are to be offered to the public on the terms and conditions set forth in the Prospectus.  The Underwriter may from time to time thereafter change the selling terms from the terms set forth in the Prospectus.

4.                                      CERTAIN AGREEMENTS OF THE COMPANY, K EQUITY AND THE UNDERWRITER.

(a)                                 The Company covenants and agrees with the Underwriter that:

(i)                                   The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Underwriter, which approval shall not be unreasonably withheld, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriter.

(ii)                                The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company or K Equity with the Commission under Rule 433 under the Act unless the Underwriter approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”), provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Schedule I hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Underwriter, the Company or K Equity being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Underwriter or K Equity that the Underwriter or K Equity otherwise would not have been required to file thereunder.  The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(iii)                             If requested by the Underwriter, the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the public offering of the Shares, in form and substance satisfactory to the Underwriter, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Underwriter with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriter or counsel to the Underwriter shall reasonably object.

(iv)                            The Company will advise the Underwriter promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission with respect thereto, (C) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed with the Commission, (D) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act.  The Company will use commercially reasonable efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(v)                               The Company will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or dealer in securities in any such jurisdiction where it is not already so qualified, file a general consent to service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction if it is not otherwise so subject.  The Company will maintain such qualifications in effect for so long as required for the distribution of the Shares by the Underwriter as described in the Prospectus.

(vi)                            The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request.  The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Issuer Free Writing Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request.

(vii)                         The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the Prospectus Delivery Period, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with applicable law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

(viii)                      If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with applicable law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with applicable law.

(ix)                            The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 16 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available; provided that (A) such delivery requirements to the Company’s securityholders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (B) such delivery requirements to the Underwriter shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering and Retrieval System.

(x)                               Other than issuances, grants or awards under the Company’s new or existing option, incentive or other equity-based incentive plans (and the issuance of shares of Common Stock with respect to any awards under such plans, whether such awards are outstanding now or may hereafter become outstanding under such plans) and the issuance of shares of Common Stock upon exercise of the Warrant, no offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 30 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriter.

(xi)                              The Company will use its reasonable best efforts to list the Shares, subject to notice of issuance, on the New York Stock Exchange.

(xii)                         The Company will promptly issue to the Underwriter a Warrant certificate representing the Warrant transferred to the Underwriter by K Equity pursuant to this Agreement on the Closing Date when requested in accordance with the terms of this Agreement.

(xiii)                      Without the prior written consent of the Underwriter, the Company will not undertake any action, prior to the earlier of (i) 30 days from the date hereof and (ii) the exercise of the Warrant, that would result in or cause any adjustment to the calculations concerning the exercise of the Warrant, as contemplated by Sections 4 through 8 thereof.  Notwithstanding the preceding sentence, if any circumstances requiring such adjustment occur, the holders of the Warrant shall benefit from such adjustments.

(xiv)                     The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(xv)                          The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(b)                                 K Equity covenants and agrees with the Underwriter that:

(i)                                   In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, K Equity agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 with appropriate attachments, if any, or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(ii)                                K Equity will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(iii)                             K Equity agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

(iv)                            During the Prospectus Delivery Period, K Equity will advise you promptly, and will confirm such advice in writing to you, of any material change in the information relating to K Equity in the Registration Statement, the Prospectus or any document comprising the General Disclosure Package.

(c)                                  The Underwriter covenants and agrees with the Company and K Equity that it has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by the Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 (other than a free writing prospectus permitted under clause (iii)), (ii) any Issuer Free Writing Prospectus or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing.

(d)                                 The Underwriter covenants and agrees with the Company and K Equity that the Underwriter will not offer, sell or deliver any of the Shares in any jurisdiction outside the United States except under circumstances that will result in compliance with all applicable laws and regulations thereof and that will not impose any obligations on the Company or K Equity.  The Underwriter understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.  The Underwriter agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except in any such case with the prior express written consent of the Company and then only at its own risk and expense.

5.                                      COSTS AND EXPENSES.

The Company agrees to pay all (and for the avoidance of doubt, neither the Underwriter nor K Equity will incur any obligation to pay for any) of the Company’s costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, the following:  accounting fees of the Company; any of the Company’s fees and expenses relating to the exercise of the Warrant (other than, for purposes of clarification, the payments of the exercise price therefor); the fees and disbursements of counsel for the Company; the fees and disbursements of counsel for K Equity as and to the extent provided in the Investor Rights Agreement; the cost of the preparation, printing, filing, shipping and distribution of, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus and any supplements or amendments thereto, and any Blue Sky Survey, if required; the filing fees of the Commission; the filing fees and expenses (including any legal fees and disbursements, including reasonable fees of one counsel to the Underwriter, in an amount not to exceed $30,000) incident to securing any required review by FINRA of the terms of the sale of the Shares; any fees and expenses relating to the listing of the Shares on the New York Stock Exchange; and the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriter caused by a breach of the representation in Section 1(a)(ii); the expenses, including the fees and disbursements of counsel for the Underwriter, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws.  Any transfer taxes imposed on the sale of the Warrant to the Underwriter will be paid by K Equity.  If this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or K Equity to perform in all material respects any undertaking or satisfy any condition of this Agreement or to comply in all material respects with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriter, K Equity shall reimburse the Underwriter for its reasonable out-of-pocket expenses actually incurred through the date of termination, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder.  The foregoing shall not affect the liability (if any) of the Company or K Equity for indemnification and contribution as provided in Section 8 of this Agreement.

6.                                      CONDITIONS OF OBLIGATIONS OF THE UNDERWRITER.

The obligation of the Underwriter to purchase the Warrant on the Closing Date is subject to the accuracy, as of the Applicable Time and the Closing Date of the representations and warranties of the Company and K Equity contained herein, and to the performance by the Company and K Equity of their covenants and obligations hereunder and to the following additional conditions:

(a)                                 The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to its reasonable satisfaction.

(b)                                 No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company or K Equity, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(c)                                  The Underwriter shall have received on the Closing Date the opinion and negative assurance letter of Jenner & Block LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriter in the form previously agreed between Jenner & Block LLP and the counsel to the Underwriter.

(d)                                 The Underwriter shall have received on the Closing Date the opinion of (i) Morgan, Lewis & Bockius LLP, counsel for K Equity, dated the Closing Date, addressed to the Underwriter in the form previously agreed between Morgan, Lewis & Bockius LLP and the counsel to the Underwriter, and (ii) internal counsel for K Equity, dated the Closing Date, addressed to the Underwriter in the form previously agreed between K Equity and the counsel to the Underwriter.

(e)                                  The Underwriter shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling it to pass upon such matters.

(f)                                   The Underwriter shall have received, on the date hereof, a “comfort letter” dated the date hereof from Ernst & Young LLP, the current independent registered public accounting firm for the Company, to the effect set forth in Annex A hereto, and as of the Closing Date, a “comfort letter,” dated the Closing Date from Ernst & Young LLP, to the effect set forth in Annex B hereto.

(g)                                  The Underwriter shall have received, on the date hereof and on the Closing Date, from the Company’s Chief Financial Officer a certificate, dated the date hereof and the Closing Date and addressed to the Underwriter, with respect to certain financial information contained in the General Disclosure Package in a form and substance reasonably satisfactory to the Underwriter.

(h)                                 The Underwriter shall have received on the Closing Date a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date, each of them severally represents solely in their capacities as officers of the Company as follows:

(i)                                   The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to their knowledge, contemplated or threatened by the Commission;

(ii)                                The representations and warranties of the Company contained in Section 1 hereof that are subject to any limitation as to “materiality” or “Material Adverse Effect” are true and correct in all respects as of the Closing Date, and the representations and warranties of the Company contained in Section 1 hereof that are not subject to any limitation as to “materiality” or “Material Adverse Effect” are true and correct in all material respects as of the Closing Date;

(iii)                             The Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to such date; and

(iv)                            Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any Material Adverse Effect or any development that would reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, whether or not arising in the ordinary course of business.

(i)                                     The Underwriter shall have received on the Closing Date a certificate of K Equity to the effect that, as of the Closing Date, it represents as follows:

(i)                                   The representations and warranties of K Equity contained in Section 1 hereof are true and correct as of the Closing Date; and

(ii)                                K Equity has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to such date.

(j)                                    The Company and K Equity shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

(k)                                 The Shares are duly listed on the New York Stock Exchange.

(l)                                     K Equity and the Company shall have delivered to the Company’s transfer agent and registrar for the Shares (the “Transfer Agent”), any certificates, stock powers and other documentation, as applicable, that the Transfer Agent may require in connection with the consummation of the transactions contemplated hereby, including the delivery of the Shares to the Underwriter upon the exercise of the Warrant, and the subsequent resale of the Shares by the Underwriter.

The opinions and certificates mentioned in this Section 6 shall be deemed to be in compliance with the provisions of this Section 6 only if they are in all material respects reasonably satisfactory to the Underwriter and to Cahill Gordon & Reindel LLP, counsel for the Underwriter.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company and K Equity of such termination in writing at or prior to the Closing Date.

In such event, K Equity, the Company and the Underwriter shall not be under any further obligation to each other under this Agreement (except to the extent provided in Sections 5 and 8 hereof).

7.                                      CONDITIONS OF THE OBLIGATIONS OF K EQUITY AND THE COMPANY.

The obligations of K Equity to sell and deliver the Warrant, and the obligations of the Company to deliver the Shares, in each case required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.                                      INDEMNIFICATION

(a)                                 The Company agrees:

(1)                               to indemnify and hold harmless the Underwriter, its directors, officers, agents, advisors, affiliates, representatives and employees, and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter, director, officer, agent, advisor, representative employee or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage or liability (or actions in respect thereof as contemplated below) arises out of or is based, in whole or in part, upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;  provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the

Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 13 herein. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have; and

(2)                                 to reimburse the Underwriter, its directors, officers, agents, advisors, affiliates, representatives and employees, and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.

(b)                                 K Equity agrees to indemnify the Underwriter, its directors, officers, agents, advisors, affiliates, representatives and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter, director, officer, agent, advisor, representative, employee or controlling person may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of K Equity) insofar as such loss, claim, damage or liability (or actions in respect thereof as contemplated below) arises out of or is based, in whole or in part, upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;  provided, however, that K Equity shall be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or through K Equity specifically for use therein, it being understood and agreed that the only such information so furnished by or through K Equity consists of the information described as such in Section 13 herein; and provided, further, that K Equity shall not be liable to the extent it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, charge, liability or action resulted directly from any acts or failures to act undertaken or omitted to be taken by the Underwriter through its bad faith, gross negligence or willful misconduct; and provided, further, that the liability of K Equity pursuant to this Section 8(b) shall not exceed the aggregate proceeds actually paid by the Underwriter to K Equity upon the Underwriter’s purchase of the Warrant as provided herein.  This indemnity obligation will be in addition to any liability which K Equity may otherwise have.

(c)                                  The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, K Equity, each agent, advisor, affiliate, principal, partner, employee and representative of the Company and/or K Equity in connection with the offering, and each person, if any, who controls the Company or K Equity within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any loss, claim, damage or liability to which the Company, K Equity or any such respective director, officer, agent, advisor, affiliate, principal, partner, employee, representative or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company and K Equity), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or K Equity or any such respective director, officer, agent, advisor, affiliate, principal, partner, employee, representative or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 13 herein.  This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have.

(d)                                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred (or within 30 days of presentation) the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,  (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company and/or K Equity, as applicable, in the case of parties indemnified pursuant to Section 8(c).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding, in form and substance reasonably acceptable to each affected indemnified party, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to 8(a) or 8(b), such indemnifying party agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to any pending or threatened claim, action or proceeding of which indemnification may be sought under Section 8(a) or 8(b) effected without written consent of such indemnifying party if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  To the extent the indemnification provided for in this Section 8 is unavailable as a result of applicable law or is insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and K Equity on the one hand and the Underwriter on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and K Equity on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and K Equity on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by K Equity bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or K Equity on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, K Equity and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares acquired and sold by the Underwriter upon exercise of the Warrant, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) K Equity shall not be required to contribute any amount in excess of the proceeds actually received by K Equity from the Underwriter upon the sale of the Warrant to the Underwriter as contemplated herein.

(f)  In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  A successor to the Underwriter, its directors, officers, agents, advisors, representatives or any person controlling the Underwriter, or to the Company, its directors, officers, agents, advisors or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.                                      [Reserved.]

10.                               NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed via U.S. postal service (first class, postage prepaid) or via Federal Express or United Parcel Service, or sent by facsimile and confirmed as follows:  if to the Underwriter, to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate Department; if to the Company, to KEMET Corporation, 2835 KEMET Way, Simpsonville, South Carolina 29681, fax: (866) 552-2817, Attention: Chief Financial Officer, with a copy (which shall not constitute notice) to Jenner & Block LLP, 353 North Clark Street, Chicago, Illinois 60654, fax: (312) 527-0484, Attention: H. Kurt von Moltke, Esq.; and if to K Equity, to K Equity, LLC, c/o Platinum Equity Advisors, LLC, 360 N. Crescent Drive, South Building, Beverly Hills, California 90210, fax: (310) 712-1863, Attention: Eva M. Kalawski, with a copy (which shall not constitute notice) to Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, fax: (215) 963-5001, Attention: Justin W. Chairman.  Communications sent by facsimile shall be deemed effective upon the sender’s receipt of electronic confirmation of a successful transmission of the same if such confirmation is received by 5:00 p.m. on a business day and if not then on the next business day (in each case determined based on the recipient’s address above).  Communications sent by U.S. postal service, Federal Express or United Parcel Service shall be deemed effective upon confirmed delivery of the same, provided that such delivery is on a business day, or, if not, then on the next business day (in each case determined based on the recipient’s address above).

11.                               TERMINATION.

This Agreement may be terminated by the Underwriter, in its sole discretion, by notice to the Company and K Equity:

(a)                                 at any time prior to the Closing Date if any of the following has occurred on or after the date hereof:  (i) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission, or trading in securities generally on either the NASDAQ Stock Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission, (ii)  a general banking moratorium shall have been declared by any federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares in the manner and on the terms described in the Registration Statement, the General Disclosure Package and the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Underwriter there shall have occurred any Material Adverse Effect; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; or

(b)                                 as provided in Section 6 of this Agreement.

12.                               SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriter, the Company and K Equity and their respective successors, executors, administrators, heirs and assigns and the persons entitled to indemnification under Section 8 hereof, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.

13.                               INFORMATION PROVIDED BY THE UNDERWRITER AND K EQUITY.

The Company, K Equity and the Underwriter acknowledge and agree that the only information furnished or to be furnished by or through (a) the Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the name of the Underwriter appearing on the front cover page and back cover page of the Prospectus and the following information under the caption “Underwriting” in the Prospectus and Registration Statement:  (i) the name of the Underwriter set forth in the first paragraph of text, and (ii) the third and fourth full paragraphs of text; and (b) K Equity for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth under the number of shares beneficially owned prior to and after the offering in the table under the caption “Selling Securityholder,” and the information concerning K Equity in footnote (1) to the same table in the Preliminary Prospectus and Prospectus, and the corresponding information concerning K Equity in the Registration Statement in footnote (1) to the same table.

14.                               MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of  (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or K Equity or their respective directors, officers, agents, advisors, representatives or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The Company, K Equity and the Underwriter (i) agree that any suit, action or proceeding against it arising out of or relating to this Agreement may be instituted only in the courts of the State of New York located in the Borough of Manhattan, New York or in the United States District Court for the Southern District of New York located in the Borough of Manhattan, New York; (ii) waive to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action, or proceeding in such a court has been brought in an inconvenient forum; (iii) submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding; and (iv) waive any right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement.

The Company and K Equity acknowledge and agree that the Underwriter in providing investment banking services to the Company and K Equity in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and K Equity do not intend the Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, K Equity and the Underwriter, or any of them, with respect to the subject matter hereof, including the terms of the Warrant; provided, however, that the provisions of this Agreement shall not supersede or otherwise affect the rights and obligations of the parties to the Investor Rights Agreement, as between such parties, with respect to indemnification, contribution and the other matters set forth therein.

This Agreement may be executed in two or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may only be amended by a writing executed by each of the parties hereto.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among K Equity, the Company and the Underwriter in accordance with its terms.

Very truly yours,

KEMET CORPORATION

By:	/s/ William M. Lowe, Jr.
Name: William M. Lowe, Jr.
Title: Executive Vice President and Chief Financial Officer

K EQUITY, LLC

By	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President & Treasurer

Signature Page — Kemet Corporation
Equity Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

By: UBS SECURITIES LLC

By	/s/ Bernard Cooney
Name: Bernard Cooney
Title: Managing Director

By	/s/ Tabb Neblett
Name: Tabb Neblett
Title: Associate Director

Signature Page — Kemet Corporation
Equity Underwriting Agreement

SCHEDULE I

SCHEDULE OF GENERAL USE FREE WRITING PROSPECTUSES

None.

ANNEX A

Pursuant to Section 6(f) of the Underwriting Agreement, Ernst & Young LLP shall furnish a letter, dated as of the date hereof, to the Underwriter to the effect that:

[Provided under separate cover]

ANNEX B

Pursuant to Section 6(f) of the Underwriting Agreement, Ernst & Young LLP shall furnish a letter, dated the Closing Date, to the Underwriter to the effect that:

[Provided under separate cover]